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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 19, 1997, included in Globix Corporation's (formerly known as Bell Technology Group Ltd.) Annual Report on Form 10-KSB for the year ended September 30, 1997, and to all references to our Firm included in this registration statement on Form S-8 registering 1,200,000 shares of common stock.


                                                    ARTHUR ANDERSEN LLP

New York, New York
June 24, 1998